Exhibit 99.1

Echo Global Logistics Announces Second Quarter 2012 Results

CHICAGO, July 26, 2012 -- Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended June 30, 2012.

“Echo delivered another quarter of solid performance,” said Doug Waggoner, Chief Executive Officer of Echo.  Waggoner added, “We posted another record quarter in both total revenue and net revenue while at the same time investing in the continuing expansion of our operating platform.”

Echo reported Non-GAAP net income of $3.8 million and Non-GAAP fully diluted EPS of $0.17 per share. Excluded from those results were the effects of changes in contingent consideration payable and the impact of the settlement of litigation related to a $2.7 million account receivable, which was settled for $2.0 million. The costs associated with this settlement are included in general and administrative expenses and resulted in a decrease in fully diluted EPS of $0.02 per share, after the effect of income taxes.

Second Quarter Highlights

•                  Total revenue was $185.2 million, an increase of 22.3% from the second quarter of 2011.

•                  Non-GAAP operating income totaled $6.2 million, an increase of 31.8% from the second quarter of 2011.*

•                  Non-GAAP operating margin was 17.8%, up 175 bps from the second quarter of 2011.*

•                  Non-GAAP net income increased 31.5% from the second quarter of 2011 to $3.8 million.*

•                  Non-GAAP fully diluted EPS increased 30.5% from the second quarter of 2011 to 17 cents per share.*

* All non-GAAP measures exclude the effects of changes in contingent consideration payable and the costs associated with the litigation settlement described above. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended June 30,
	2012	2011	% change
Amounts in 000,000s, except per share data	(unaudited)

Revenue:
Transactional	$128.4	$103.0	24.7%
Enterprise	$56.8	$48.5	17.1%
Total Revenue	185.2	151.5	22.3%

Net revenue	34.8	29.3	18.8%

Operating expenses

Commissions	9.9	9.0	10.8%
Selling, general and administrative	16.5	13.6	21.3%
Depreciation and amortization	2.2	2.0	7.7%
Total operating expenses (1)	28.6	24.6	16.4%

Non-GAAP Operating income (1)	6.2	4.7	31.8%

Other expense	0.1	0.1	25.0%
Non-GAAP Income before taxes (1)	6.1	4.6	31.9%

Income taxes (1)	2.3	1.7	32.8%

Non-GAAP net income (2)	3.8	2.9	31.5%

Non-GAAP Fully Diluted EPS (2)	$0.17	$0.13	30.5%

Fully Diluted shares	22.8	22.6
Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS
Non-GAAP Operating Income (1)	6.2	4.7	31.8%
Nonrecurring settlement costs	(0.7)	—	NA
Change in contingent consideration payable	0.1	0.0	964.1%
Operating Income	5.6	4.7	18.1%

Non-GAAP Operating Margin (1)	17.8%	16.0%	175	bps
Effect of change in contingent consideration payable and non-recurring settlement costs	-1.8%	0.0%	(184	)bps
Operating Margin (% of Net Revenue)	16.0%	16.0%	(10	)bps

Non-GAAP Net Income (2)	3.8	2.9	31.5%
Change in contingent consideration payable and non-recurring settlement costs, net of tax effect	(0.4)	0.0	-5738.1%
Net Income	3.4	2.9	17.5%

Non-GAAP Fully Diluted EPS (2)	$0.17	$0.13	30.5%
Change in contingent consideration payable and non-recurring settlement costs, net of tax effect	(0.02)	0.00	-5699.0%
Fully diluted EPS	$0.15	$0.13	16.7%

Operating Metrics
Net revenue margin	18.8%	19.3%	(54	)bps
Operating margin (% of net revenue) (1)	17.8%	16.0%	175	bps

Shipment volume	412,258	350,662	17.6%
Number of enterprise clients	191	161	18.6%
Total employees and agents	1,225	1,100	11.4%
Sales employees	555	490	13.3%
Sales agents	237	257	-7.8%
Less Than Truckload (LTL) Revenue %	46.0%	48.1%	(218	)bps
Truckload (TL) Revenue %	43.6%	43.4%	18	bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and non-recurring settlement costs.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and non-recurring settlement costs.

“We remain focused on profitability while we expand our capabilities and service,” said Dave Menzel, Chief Financial Officer of Echo. “The ongoing development of our people and our truckload offering enables us to provide a full range of multi-modal transportation and logistics solutions for our clients which contribute to our continuing growth.”

Business Outlook

Waggoner stated, “Based on our performance through the first half of 2012, we are re-affirming our revenue guidance to be in the range of $740 to $780 million and Fully Diluted EPS guidance excluding the tax effected changes in contingent consideration payable and the costs associated with the litigation settlement of our outstanding litigation to be in the range of $0.68 to $0.76 per share.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on Thursday, July 26, 2012, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, and Dave Menzel, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and provide conference ID “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.  A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and the costs associated with the litigation settlement.  We believe that Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

REVENUE	$185,230,701	$151,504,471	$353,799,806	$280,950,042

COSTS AND EXPENSES
Transportation costs	150,430,597	122,217,914	286,329,924	226,137,530
Selling, general, and administrative expenses	27,062,901	22,556,589	52,346,845	42,545,862
Depreciation and amortization	2,186,376	2,030,337	4,215,653	3,978,391
INCOME FROM OPERATIONS	5,550,827	4,699,631	10,907,384	8,288,259
OTHER EXPENSE	(128,338)	(102,680)	(237,974)	(139,018)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,422,489	4,596,951	10,669,410	8,149,241
INCOME TAX EXPENSE	(2,019,655)	(1,701,637)	(3,954,786)	(3,012,528)
NET INCOME	$3,402,834	$2,895,314	$6,714,624	$5,136,713

Basic net income per share	$0.15	$0.13	$0.30	$0.23
Diluted net income per share	$0.15	$0.13	$0.29	$0.23

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)
Cash and cash equivalents	$47,340,589	$47,007,309
Accounts receivable, net of allowance for doubtful accounts	99,806,003	89,191,456
Prepaid expenses	3,616,186	4,634,612
Other current assets	1,021,504	800,648
Total long term assets	60,497,031	58,864,061
Total assets	$212,281,313	$200,498,086

Accounts payable — trade	$62,127,235	$59,949,927
Current maturities of capital lease obligations	77,196	175,166
Other liabilites	10,444,173	10,474,434
Deferred income taxes	3,423,728	2,979,483
Long term liabilities	7,153,030	7,597,478
Stockholders’ equity	129,055,951	119,321,598
Total liabilities and stockholders’ equity	$212,281,313	$200,498,086

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2011
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$5,648,938	$2,545,197

Net cash used in investing activities	(5,245,330)	(4,459,402)

Net cash provided by (used in) financing activities	(70,328)	269,241

Increase/(decrease) in cash and cash equivalents	333,280	(1,644,964)
Cash and cash equivalents, beginning of period	47,007,309	43,218,164
Cash and cash equivalents, end of period	$47,340,589	$41,573,200

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietaryweb-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

The Echo Global Logistics, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=5293

Source: Echo Global Logistics, Inc.

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415 - 9324

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